UNITED STATES SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15 (d) OF THE SECURITIES
EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): May 9, 2023

MDU Resources Group Inc
(Exact name of registrant as specified in its charter)

(State or other jurisdiction of	(Commission File Number)	(I.R.S. Employer Identification No.)
incorporation)
Delaware	1-03480	30-1133956

1200 West Century Avenue
P.O. Box 5650
Bismarck, North Dakota 58506-5650
(Address of principal executive offices)
(Zip Code)

Registrant’s telephone number, including area code (701) 530-1000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Securities Exchange Act of 1934:

(Title of each class)	(Trading Symbol(s))	(Name of each exchange on which registered)
Common Stock, par value $1.00 per share	MDU	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule 12b-2 of the Securities Exchange Act of 1934.
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

As previously disclosed, on January 24, 2023, MDU Resources Group, Inc. (“MDU Resources” or the “Company”) entered into a Cooperation Agreement (the “Cooperation Agreement”) with Keith A. Meister and Corvex Management LP (Mr. Meister and Corvex Management LP, together with their respective affiliates, the “Corvex Group”).

Pursuant to the Cooperation Agreement, the Company agreed, among other things, to appoint Corvex Partner James H. Gemmel to the MDU Resources board of directors (the “Board”), subject to the approval of the Federal Energy Regulatory Commission under the Federal Power Act (the “FERC Approval”). The FERC Approval was received on May 1, 2023, and in accordance with the terms of the Cooperation Agreement, Mr. Gemmel was appointed to the Board on May 9, 2023.

In connection with Mr. Gemmel’s appointment, the Board has determined that Mr. Gemmel will serve on the Audit Committee and the Environmental and Sustainability Committee. As compensation for his service on the Board and Board committees, Mr. Gemmel will receive the Company’s standard compensation for non–employee directors. The Board considered the independence of Mr. Gemmel under the applicable standards and determined that Mr. Gemmel is an independent director.

The foregoing description of the Cooperation Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Cooperation Agreement, a copy of which is filed as Exhibit 10.1 to the Company’s Current Report on Form 8-K filed with the U.S. Securities and Exchange Commission (the “SEC”) on January 24, 2023 (File No. 1-3480), and is incorporated herein by reference.

Item 5.07    Submission of Matters to a Vote of Security Holders.

The Annual Meeting of Stockholders of the Company (the “Annual Meeting”) was held on May 9, 2023. Four Company proposals were submitted to stockholders as described in the Company’s Definitive Proxy Statement filed with the SEC on March 24, 2023. The proposals and the results of the stockholder vote, with fractional share totals rounded to the nearest whole share, are as follows:

1.

	Shares For	Shares Against	Abstentions	Broker Non-Votes
Proposal to Elect Ten Directors for One-Year Terms:
German Carmona Alvarez	154,322,144	1,460,684	980,642	25,836,165
Thomas Everist	153,547,198	2,874,945	341,327	25,836,165
Karen B. Fagg	152,308,569	4,157,674	297,227	25,836,165
David L. Goodin	153,925,037	2,529,115	309,318	25,836,165
Dennis W. Johnson	152,899,607	3,439,900	423,963	25,836,165
Patricia L. Moss	152,899,196	3,443,906	420,368	25,836,165
Dale S. Rosenthal	155,060,787	1,342,537	360,146	25,836,165
Edward A. Ryan	154,212,856	1,999,326	551,288	25,836,165
David M. Sparby	154,639,369	1,556,695	567,406	25,836,165
Chenxi Wang	153,514,026	2,807,920	441,524	25,836,165
All of the Company’s nominees were elected, having received more votes cast “for” their election than “against” their election.
2.

	1 Year	2 Years	3 Years	Abstentions	Broker Non-Votes

Advisory Vote to Approve the Frequency of Future Advisory Votes to Approve the Compensation Paid to the Company’s Named Executive Officers	147,880,157	814,344	7,362,202	706,767	25,836,165

The vote of a majority of the Company’s common stock present in person or represented by proxy at the Annual Meeting and entitled to vote on the proposal voted in favor of holding an advisory vote to approve the compensation paid to the Company’s named executive officers every year.

Based on these results and good corporate governance, the Board determined at its meeting held on May 10, 2023, that the Company will include a non-binding stockholder advisory vote in its proxy materials every year to approve the compensation of the Company’s named executive officers, as disclosed pursuant to the SEC’s compensation disclosure rules. The Company will hold such annual advisory votes until the next required vote on the frequency of stockholder votes on named executive officer compensation. The Company is required to hold votes on frequency every six calendar years.

3.

	Shares For	Shares Against	Abstentions	Broker Non-Votes

Advisory Vote to Approve the Compensation Paid to the Company's Named Executive Officers	152,033,521	3,325,740	1,404,209	25,836,165

The proposal was approved, on a non-binding advisory basis, having received the affirmative vote of a majority of the common stock present in person or represented by proxy at the Annual Meeting and entitled to vote on the proposal.

4.

	Shares For	Shares Against	Abstentions

Ratification of the Appointment of Deloitte & Touche LLP as the Company’s Independent Registered Public Accounting Firm for 2023	175,652,625	6,385,957	561,053

The proposal was approved, having received the affirmative vote of a majority of the common stock present in person or represented by proxy at the Annual Meeting and entitled to vote on the proposal.

Item 9.01. Financial Statements and Exhibits.
(d) Exhibits.

Exhibit No.	Description
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: May 11, 2023

MDU Resources Group, Inc.

By:	/s/ Karl A. Liepitz

Karl A. Liepitz
Vice President, General Counsel
and Secretary